ARRAKIS, INC.
3040 S. Vallejo St., Englewood, CO 80110

CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the use by Searchlight Minerals Corp. in connection with its Amendment No. 4 to the Registration Statement on Form S-1/A to be filed with the United States Securities and Exchange Commission, and related prospectus, and any amendments or supplements thereto (the "Registration Statement"), of our findings included in our report entitled "Interim Report on Bulk Testing for Searchlight Project", dated as of March 14, 2007 (the "Report"). We also consent to all references to us in the prospectus contained in such Registration Statement, including under the heading "Experts".

We hereby certify that we have read the Registration Statement and we have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the Report as a result of our providing the Report or that is within our knowledge as a result of the preparation of the Report.

ARRAKIS, INC.

/s/ James R. Murray
Per:	James R. Murray
President

July 16, 2008
Date